                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                         AMERICREDIT CORP.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                         AMERICREDIT CORP.
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                               AMERICREDIT CORP.
                               200 BAILEY AVENUE
                            FORT WORTH, TEXAS 76107

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 9, 1994

To Our Shareholders:

    NOTICE IS HEREBY GIVEN that the 1994 Annual Meeting of Shareholders of AmeriCredit Corp. (the "Company") will be held at The Fort Worth Club, in the Trinity Room, 12th Floor, Fort Worth Club Building, 777 Taylor Street, in the City of Fort Worth, Texas on the 9th day of November, 1994, at 10:00 a.m. (local time) for the following purposes:

        1. To elect six (6) directors to hold office until the next annual election of directors by shareholders or until their respective successors are duly elected and qualified;

        2. To approve and adopt the AmeriCredit Corp. Employee Stock Purchase Plan;

        3. To ratify the appointment by the Board of Directors of Coopers & Lybrand as independent public accountants for the Company for the fiscal year ending June 30, 1995; and

        4. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Only shareholders of record at the close of business on September 16, 1994, the Record Date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. The presence, in person or by proxy, of holders of a majority of the issued and outstanding Common Stock entitled to vote at the meeting is required for a quorum to transact business. The stock transfer books will not be closed.

    You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, however, you are urged to mark, sign, date, and mail the enclosed proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. If you attend the meeting, you may revoke your proxy and vote in person.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                     Chris A. Choate
                                                        SECRETARY

Dated: September 28, 1994

                               AMERICREDIT CORP.

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD NOVEMBER 9, 1994

                            ------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

    The accompanying proxy is solicited by the Board of Directors on behalf of AmeriCredit Corp., a Texas corporation ("AmeriCredit" or the "Company"), to be voted at the 1994 Annual Meeting of Shareholders of AmeriCredit (the "Annual Meeting") to be held on November 9, 1994, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Notice") and at any adjournment(s) thereof. WHEN PROXIES IN THE ACCOMPANYING FORM ARE PROPERLY EXECUTED AND RECEIVED, THE SHARES REPRESENTED THEREBY WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE DIRECTIONS NOTED THEREON; IF NO DIRECTION IS INDICATED SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND IN FAVOR OF THE OTHER PROPOSALS SET FORTH IN THE NOTICE. ABSTENTIONS WILL BE COUNTED TOWARDS DETERMINING WHETHER A QUORUM IS PRESENT. SHARES REPRESENTED BY BROKER NON-VOTES WILL NOT BE CONSIDERED PRESENT AT THE ANNUAL MEETING AND WILL NOT BE COUNTED TOWARDS A QUORUM.

    The principal executive offices of AmeriCredit are located at 200 Bailey Avenue, Fort Worth, Texas 76107. AmeriCredit's mailing address is the same as its principal executive offices.

    This Proxy Statement and accompanying proxy are being mailed on or about September 28, 1994. AmeriCredit's Annual Report covering the Company's fiscal year ended June 30, 1994 is enclosed herewith, but does not form any part of the materials for solicitation of proxies.

    The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by giving written notice of revocation to the Secretary of the Company at the Company's principal executive offices or by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person. However, no such revocation shall be effective until such notice has been received by the Company at or before the Annual Meeting. Such revocation will not affect a vote on any matters taken prior to receipt of such revocation. Mere attendance at the Annual Meeting will not of itself revoke the proxy.

    In addition to the solicitation of proxies by use of the mail, the directors, officers and regular employees of the Company may solicit the return of proxies either by mail, telephone, telegraph, or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. AmeriCredit has also retained McCormick & Pryor Ltd., New York, New York to assist in the solicitation of proxies from shareholders and will pay McCormick & Pryor Ltd. a fee of approximately $4,000 for its services and will reimburse such firm for its out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will be requested to forward solicitation materials to the beneficial owners. The cost of preparing, printing, assembling, and mailing the Annual Report, the Notice, this Proxy Statement, and the enclosed proxy, as well as the cost of forwarding solicitation materials to the beneficial owners of shares and other costs of solicitation, will be borne by AmeriCredit.

                            PURPOSES OF THE MEETING

    At the Annual Meeting, the shareholders of AmeriCredit will consider and vote on the following matters:

         1. The election of six (6) directors to hold office until the next annual election of directors by shareholders or until their respective successors are duly elected and qualified;

         2. The approval and adoption of the AmeriCredit Corp. Employee Stock Purchase Plan;

         3. The ratification of the appointment by the Board of Directors of Coopers & Lybrand as independent public accountants for the Company for the fiscal year ending June 30, 1995; and

         4. The transaction of such other business that may properly come before the Annual Meeting or any adjournments thereof.

                               QUORUM AND VOTING

    The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on September 16, 1994 (the "Record Date"). On the Record Date, there were 28,749,773 shares of Common Stock of the Company, par value $0.01 per share, outstanding, each of which is entitled to one vote on all matters to be acted upon at the Annual Meeting. There are no cumulative voting rights. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting is required for the election of directors and the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting is required for the approval of the AmeriCredit Corp. Employee Stock Purchase Plan and for the ratification of the appointment by the Board of Directors of Coopers & Lybrand as independent public accountants for the Company for the fiscal year ending June 30, 1995.

    Abstentions are counted towards determining whether a quorum is present. Shares represented by broker non-votes will not be considered present at the Annual Meeting and will not be counted towards a quorum. Broker non-votes will not be counted in determining the number of shares voted for or against the proposed matters, and therefore will not affect the outcome of the vote. Abstentions will be counted as present and entitled to vote for purposes of any item on which the abstention is noted, thus having the effect of a "no" vote as to that proposal.

            PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

    The following table and the notes thereto set forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date, by (i) each current director and nominee for director of the Company; (ii) each Named Executive Officer (as defined in the "Executive Compensation-Summary Compensation Table" on page 8 of this Proxy Statement);
(iii) all present executive officers and directors of the Company as a group; and (iv) each other person known to the Company to own beneficially more than five percent of the presently outstanding Common Stock.

                                                                                              COMMON STOCK     PERCENT OF CLASS
                                                                                                 OWNED              OWNED
                                                                                            BENEFICIALLY (1)   BENEFICIALLY (1)
                                                                                            ----------------   ----------------
California Public Employees Retirement System.............................................      1,447,000(2)         5.03%
Regan Partners, L.P.......................................................................      1,690,750(3)         5.88%
Clifton H. Morris, Jr.....................................................................        856,769(4)         2.93%
Michael R. Barrington.....................................................................        271,442(5)       *
Daniel E. Berce...........................................................................        340,684(6)         1.17%
James H. Greer............................................................................        145,000(7)       *
Gerald W. Haddock.........................................................................         60,000(8)       *
Kenneth H. Jones, Jr......................................................................        287,568(9)       *
Edward H. Esstman.........................................................................         60,884(10)      *
Dennis R. Adams...........................................................................         40,246(11)      *
All Present Executive Officers and Directors as a Group
 (9 Persons)(4)(5)(6)(7)(8)(9)(10)(11)....................................................      2,082,432            6.87%

- - ------------------------
*    Less than 1%

 (1) Except  as otherwise  indicated, the persons  named in the  table have sole voting and investment  power with  respect to  the shares  of Common  Stock shown  as beneficially owned  by them. Beneficial  ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the
     Securities Exchange  Act of  1934,  as amended  (the "Exchange  Act").  The percentages  are based upon 28,749,773 shares  outstanding as of the Record
     Date, except  for  certain parties  who  hold options  that  are  presently exercisable  or  exercisable  within  60  days  of  the  Record  Date.  The
     percentages  for  those  parties  who  hold  options  that  are   presently
     exercisable or exercisable within 60 days of the Record Date are based upon the  sum of 28,749,773 shares outstanding plus the number of shares subject to options that are presently exercisable or exercisable within 60 days  of the Record Date held by them, as indicated in the following notes.

 (2) Based  on  a Form  13F filed  with the  Securities and  Exchange Commission
     ("SEC") as of  June 30,  1994, the California  Public Employees  Retirement
     System ("CALPERS") is the beneficial owner of 1,447,000 shares. The address of CALPERS is 400 P Street, Suite 3492, P.O. Box 942715, Sacramento,
     California 94229.

 (3) As of the Record Date, the Company has been informed that Regan Partners, L.P. ("Regan Partners"), Athena Partners, L.P. ("Athena"), Basil P. Regan,
     Lenore Robins and Lee R. Robins (collectively, the "Regan Group") hold an aggregate of 1,690,750 shares. Basil P. Regan is the sole general partner of Regan Partners and one of the general partners of Athena; the other general partner of Athena is Lenore Robins. Regan Partners has sole voting and investment power over 1,092,600 shares. Athena has sole voting and investment power over 347,300 shares. Basil P. Regan has sole voting power and investment power over 1,236,750 shares, consisting of 144,150 shares held directly by him and 1,092,600 shares held by Regan Partners. Mr. Regan and Lenore Robins, as the general partners of Athena, share voting and investment power over the 347,300 shares held by Athena. Lenore Robins directly owns 2,200 shares as to which she has sole voting and investment power. Lee R. Robins directly owns 104,500 shares as to which he has sole voting and investment power. On May 9, 1994, the Regan Group filed a
     Schedule 13D with the SEC disclosing that, as of such date, the Regan Group collectively owned 1,543,250 shares. The address of Regan Partners and Basil P. Regan is 6 East 43rd Street, New York, New York 10017; the address of Athena, Lenore Robins and Lee R. Robins is 32 East 57th Street, New
     York, New York 10022.

 (4) Includes 492,666 shares subject to stock options that are currently exercisable or exercisable within 60 days. This amount also includes
     131,840 shares  of Common  Stock in  the name  of Sheridan  C. Morris,  Mr.
     Morris' wife. This amount does not include 20,836 shares held in trust for the benefit of Mr. Morris' children, as to which Mr. Morris disclaims any beneficial interest. This amount also does not include 1,000 shares of Common Stock held by an adult child of Mr. Morris, as to which Mr. Morris disclaims any beneficial interest.

 (5) This amount includes 270,000 shares subject to stock options that are currently exercisable or exercisable within 60 days.

 (6) This amount includes 330,000 shares subject to stock options that are currently exercisable or exercisable within 60 days.

 (7) Consists of 145,000 shares subject to stock options that are currently exercisable or exercisable within 60 days. This amount does not include
     19,606 shares of Common Stock held by Mr. Greer's wife as separate property, as to which Mr. Greer disclaims any beneficial interest.

 (8) Consists of 60,000 shares subject to stock options that are currently exercisable or exercisable within 60 days.

 (9) This amount includes 161,000 shares subject to stock options that are currently exercisable or exercisable within 60 days. This amount also includes 12,500 shares of Common Stock held in the name of Mr. Jones' wife. This amount does not include 20,836 shares held by Mr. Jones as custodian for the benefit of Mr. Morris' children, as to which Mr. Jones disclaims any beneficial interest.

(10) This amount includes 49,000 shares subject to stock options that are currently exercisable or exercisable within 60 days.

(11) This amount includes 40,000 shares subject to stock options that are currently exercisable or exercisable within 60 days.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

    The Company's Bylaws provide that the number of Directors which shall constitute the whole board shall be fixed from time to time by resolution of the Board of Directors or shareholders but shall not be less than three (3) nor more than fifteen (15). At a meeting of the Board of Directors on July 26, 1994, the number of directors comprising the Board of Directors for the ensuing year was set at six (6).

    Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to nominate and to vote the shares represented by such proxy for the election of the following named nominees for the offices of directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors shall have been duly elected and shall have qualified. Each of the nominees is presently a director of the Company. Information regarding each nominee is set forth in the table and text below:

                                                                            YEAR FIRST
                                               PRINCIPAL OCCUPATION           ELECTED             OFFICE(S) HELD
         NOMINEE                AGE            AND BUSINESS ADDRESS          DIRECTOR             IN AMERICREDIT
- - --------------------------      ---      ---------------------------------  -----------  ---------------------------------
Clifton H. Morris, Jr.              59   Chairman of the Board, Chief             1988   Chairman of the Board, Chief
                                         Executive Officer and President                 Executive Officer and President
                                         AmeriCredit Corp.
                                         200 Bailey Avenue
                                         Fort Worth, TX 76107

Michael R. Barrington               35   President and Chief Operating            1990   Vice President and Director
                                         Officer AmeriCredit Financial
                                         Services, Inc.
                                         200 Bailey Avenue
                                         Fort Worth, TX 76107

Daniel E. Berce                     40   Vice President -- Chief Financial        1990   Vice President -- Chief Financial
                                         Officer and Treasurer                           Officer, Treasurer and Director
                                         AmeriCredit Corp.
                                         200 Bailey Avenue
                                         Fort Worth, TX 76107

James H. Greer                      67   President of Shelton W. Greer            1990   Director
                                         Co., Inc.
                                         3025 Maxroy Street
                                         P.O. Box 7327
                                         Houston, TX 77248

                                                                            YEAR FIRST
                                               PRINCIPAL OCCUPATION           ELECTED             OFFICE(S) HELD
         NOMINEE                AGE            AND BUSINESS ADDRESS          DIRECTOR             IN AMERICREDIT
- - --------------------------      ---      ---------------------------------  -----------  ---------------------------------
Gerald W. Haddock                   46   President and Chief Operating            1993   Director
                                         Officer
                                         Crescent Real Estate Equities
                                         Limited, L.P.
                                         777 Main Street,
                                         Suite 2700
                                         Fort Worth, TX 76102

Kenneth H. Jones, Jr.               59   Attorney -- Decker, Jones,               1988   Director
                                         McMackin, McClane, Hall & Bates,
                                         P.C.
                                         2400 City Center
                                         Fort Worth, TX 76102

    CLIFTON H. MORRIS, JR. has been Chairman of the Board and Chief Executive Officer of the Company since May 18, 1988, and was also President of the Company from such date until April 1991 and from April 1992 to the present. Mr. Morris is also a director of Service Corporation International, a publicly held company which owns and operates funeral homes and related businesses, and Cash America International, Inc., a publicly held pawn brokerage company.

    MICHAEL R. BARRINGTON has been President and Chief Operating Officer of AmeriCredit Financial Services, Inc. ("AFSI"), a subsidiary of the Company, since AFSI's formation in July 1992. Mr. Barrington has also been Vice President of the Company since May 1991. Mr. Barrington was also Assistant to the Chairman from July 1989 until May 1991 and Vice President, Credit and Finance Operations from July 1990 until May 1991. From December 1984 to July 1989, Mr. Barrington was employed at Bank One, Texas N.A. (previously MBank Fort Worth, N.A.) in various capacities, most recently as Senior Vice President and Manager of Commercial Lending.

    DANIEL E. BERCE is a certified public accountant and has been Vice President, Chief Financial Officer and Treasurer for the Company since May 1991. Mr. Berce was also Vice President -- Chief Financial Officer from May 1990 until May 1991. Prior to that, he was a partner of Coopers & Lybrand, certified public accountants, for four years and with such firm for fifteen years.

    JAMES H. GREER is the President of Shelton W. Greer Co., Inc. which engineers, manufactures, fabricates and installs building specialty products, and has been such for more than five years. Mr. Greer is also a director of Service Corporation International, Tanknology Environmental, Inc. and Cash America International, Inc. Tanknology Environmental, Inc. is a publicly held company engaged in the environmental services industry.

    GERALD W. HADDOCK is President and Chief Operating Officer of Crescent Real Estate Equities Limited, L.P., a publicly held real estate investment trust, and has been in such position since May 1994. From June 1990 until May 1994, Mr. Haddock was a partner with the Fort Worth, Texas law firm of Jackson & Walker, L.L.P. Prior to June 1990, Mr. Haddock was a shareholder in the Fort Worth law firm of Kelly, Hart & Hallman, P.C. and was with such firm for more than five years. Mr. Haddock is also a director of Energy Service Company, Inc., a publicly held oil and natural gas services company, and Wolverine Exploration Company, a publicly held company engaged in oil and gas exploration and development.

    KENNETH H. JONES, JR. is a partner in the Decker, Jones, McMackin, McClane, Hall & Bates, P.C. law firm in Fort Worth, Texas and has been with such firm and its predecessor or otherwise involved in the private practice of law in Fort Worth, Texas for more than five years. Mr. Jones is also a director of Hallmark Financial Services, Inc., a publicly held Company engaged in the insurance business.

    If elected as a director of the Company, each director will hold office until next year's annual meeting of shareholders, expected to be held in November 1995, or until his respective successor is elected and has qualified.

    The Board of Directors does not contemplate that any of the above-named nominees for director will refuse or be unable to accept election as a director of the Company. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the persons named in the enclosed form of Proxy intend to vote the shares represented in such Proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors.

BOARD COMMITTEES AND MEETINGS

    Standing committees of the Board include the Audit Committee and the Stock Option/Compensation Committee.

    The Audit Committee's principal responsibilities consist of (i) recommending the selection of independent auditors, (ii) reviewing the scope of the audit conducted by such auditors, as well as the audit itself, and (iii) reviewing the Company's internal audit activities and matters concerning financial reporting, accounting and audit procedures, and policies generally. Members consist of Messrs. Greer, Haddock and Jones.

    The Stock Option/Compensation Committee (i) administers the Company's employee stock option plans and reviews and approves the granting of stock options and (ii) reviews and approves compensation for officers. Members consist of Messrs. Greer, Haddock and Jones.

    The Board of Directors held five regularly scheduled meetings and one special meeting during the fiscal year ended June 30, 1994. Various matters were also approved during the last fiscal year by unanimous written consent of the Board of Directors. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

DIRECTOR COMPENSATION

    Members of the Board of Directors currently receive a $2,000 quarterly retainer fee and an additional $2,000 fee for attendance at the quarterly meeting of the Board. Members of Committees of the Board of Directors are paid $1,000 per quarter for participation in all committee meetings held during that quarter.

    At the 1990 Annual Meeting of Shareholders, the Company adopted the 1990 Stock Option Plan for Non-Employee Directors of AmeriCredit Corp. (the "1990 Director Plan"), which provides for grants to the Company's nonemployee directors of nonqualified stock options and reserves, in the aggregate, a total of 750,000 shares of Common Stock for issuance upon exercise of stock options granted under such plan. Under the 1990 Director Plan, each nonemployee director receives, upon election as a Director and thereafter on the first business day after the date of each annual meeting of shareholders of the Company, an option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Each option is fully vested upon the date of grant but may not be exercised prior to the expiration of six months after the date of grant. On November 11, 1993, options to purchase 10,000 shares of Common Stock were granted under the 1990 Director Plan to each of Messrs. Haddock, Greer and Jones. The exercise price for such options was $7.50, the last reported sale price of the Common Stock on the NYSE on the day preceding the date of grant. Each nonemployee director elected at the 1994 Annual Meeting of Shareholders will receive an option to purchase 10,000 additional shares of Common Stock pursuant to the 1990 Director Plan following such meeting.

    At the 1991 Annual Meeting of Shareholders, the Company adopted the 1991 Nonemployee Director Stock Option Plan of AmeriCredit Corp. (the "1991 Director Plan"). The 1991 Director Plan provided for each of the nine nonemployee directors as of April 24, 1991, the effective date of the Plan, to receive options to purchase 150,000 shares of Common Stock at an exercise price of $2.80 per share. The exercise price for such options represented the average of the closing prices of the Common Stock reported on the NYSE from April 17, 1991 through April 23, 1991, constituting the five business days preceding the adoption of the 1991 Director Plan by the Board of Directors. Messrs. Greer and Jones received options under the 1991 Director Plan following the adoption of such Plan by the shareholders. No additional options will be granted under the 1991 Director Plan.

    In addition, Mr. Jones holds options to purchase 16,000 shares of Common Stock previously granted by the Company under the 1989 Stock Option Plan for Nonemployee Directors of AmeriCredit Corp. (the "1989 Director Plan"). Effective with the completion of the Company's initial public offering in November 1989, the Company terminated the 1989 Director Plan as to future grants and such plan was terminated except as to options previously granted that remained outstanding as of such date. On April 5, 1993, Mr. Haddock was granted options to purchase 100,000 shares of Common Stock under the 1989 Stock Option Plan (with Stock Appreciation Rights) of AmeriCredit Corp. pursuant to a formula contained in such plan for option grants made to non-employee directors. The options granted to Mr. Haddock under this plan vest incrementally over a four year period and are exercisable at a price of $3.75 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Stock Option/Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of SEC Regulation S-K. No member of the Stock Option/Compensation Committee served on the compensation committee, or as a director, of another corporation, one of whose directors or executive officers served on the Stock Option/Compensation Committee of or whose executive officers served on the Company's Board of Directors.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "Named Executive Officers") for the fiscal years shown.

                                                                                         LONG TERM
                                                                                      COMPENSATION --
                                                          ANNUAL COMPENSATION              AWARDS
                                                   ---------------------------------  ----------------    ALL OTHER
                    NAME AND                                   SALARY                  OPTIONS/ SARS    COMPENSATION
               PRINCIPAL POSITION                    YEAR        ($)      BONUS ($)         (#)            ($)(1)
- - -------------------------------------------------  ---------  ---------  -----------  ----------------  -------------
Clifton H. Morris, Jr. ..........................       1994    276,800      39,780         141,333          42,217
 Chairman, CEO and President                            1993    273,000      --              --              52,472
                                                        1992    279,200      --             500,000          50,830

Michael R. Barrington ...........................       1994    191,800      27,030          96,107           2,088
 President and Chief                                    1993    186,200      --              --                 653
 Operating Officer -- AFSI                              1992    186,200      --             100,000             867

Daniel E. Berce .................................       1994    191,800      27,030          96,107           4,765
 Vice President, Chief Financial                        1993    186,200      --              75,000             575
 Officer and Treasurer                                  1992    186,200      --             100,000             575

Edward H. Esstman ...............................       1994    158,846      16,000          85,333          10,301
 Senior Vice President, Director of                     1993    125,000      25,000         150,000          34,755
 Consumer Finance -- AFSI (2)

Dennis R. Adams .................................       1994    109,668      11,135          35,000           1,507
 Senior Vice President,                                 1993    102,600      20,000          --              --
 Director of Collections -- AFSI                        1992     95,635      --              50,000          --

- - ------------------------
(1) The amounts disclosed in this column for fiscal 1994 include payment by the Company of premiums for term life insurance on behalf of Messrs. Barrington, Berce and Esstman of $1,237, $575 and $5,805, respectively, and premiums of $37,271 under a whole life insurance policy on Mr. Morris. The amounts in this column for fiscal 1994 also include contributions by the Company, made in the form of the Company's Common Stock, to 401(k) retirement plans for each executive officer, as follows: Mr. Morris, $4,496; Mr. Barrington, $851; Mr. Berce, $4,190; Mr. Esstman, $4,496; and
     Mr. Adams, $1,507.

(2) Mr. Esstman joined the Company on June 24, 1992. Upon joining the Company in fiscal 1993, Mr. Esstman received a $25,000 signing bonus and a $34,755 allowance for relocation expenses (of which $6,733 was reimbursement for income taxes associated with such allowance).

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table shows all individual grants of stock options to the Named Executive Officers of the Company during the fiscal year ended June 30, 1994.

                                                                 INDIVIDUAL GRANTS
                                             ----------------------------------------------------------
                                                              % OF TOTAL
                                                             OPTIONS/ SARS
                                               OPTIONS/       GRANTED TO      EXERCISE OR                 GRANT DATE
                                             SARS GRANTED    EMPLOYEES IN     BASE PRICE    EXPIRATION      PRESENT
                                                  (#)         FISCAL YEAR       ($/SH)         DATE      VALUE ($)(1)
                                             -------------  ---------------  -------------  -----------  -------------
Clifton H. Morris, Jr. ....................     141,333(2)          18.0            5.63      4/28/2001   $   505,791
 Chairman, CEO and President
Michael R. Barrington .....................      96,107(2)          12.2            5.63      4/28/2001   $   343,940
 President and Chief
 Operating Officer -- AFSI
Daniel E. Berce ...........................      96,107(2)          12.2            5.63      4/28/2001   $   343,940
 Vice President,
 Chief Financial Officer
 and Treasurer
Edward H. Esstman .........................      85,333(2)          10.9            5.63      4/28/2001   $   305,383
 Senior Vice President,
 Director of Consumer
 Finance -- AFSI
Dennis R. Adams ...........................      15,000(3)           1.9            5.88      8/18/2003   $    66,687
 Senior Vice President,                           20,00(3)           2.6            5.63      4/28/2004   $    82,727
 Director of Collections -- AFSI

- - ------------------------
(1) As suggested by the SEC's rules on executive compensation disclosure, the Company used the Black-Scholes model of option valuation to determine grant date pre-tax present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. Calculations are based on a seven year option term in the case of Messrs. Morris, Barrington, Berce and Esstman and ten year option terms in the case of both grants to Mr. Adams, and upon the following assumptions: annual dividend growth of 0 percent, volatility of approximately 54 percent (62% in the case of the first grant to Mr. Adams), and a risk-free rate of return based on the published Treasury yield curve effective on the grant date. There can be no assurance that the amounts reflected in this column will be achieved.

(2) The options granted to Messrs. Morris, Barrington, Berce and Esstman, which expire seven years after the date of grant, become exercisable on the earlier of (i) January 28, 2001, (ii) the next business day following any period of 45 consecutive trading days (i.e., days on which the Company's Common Stock is traded on the NYSE or, if the Common Stock is not then listed on the NYSE, then on such other exchange or over-the-counter market on which the Common Stock may be listed or traded) during which the Common Stock trades at an average market price equal to or above 150% of the exercise price per share, or (iii) the occurrence of a change in control of the Company. The options, however, may not become exercisable for a period of one year after the date of grant except in the case of a change in control of the Company.

(3) The options granted to Mr. Adams, which expire ten years after the grant date, become exercisable 20% six months after the grant date and in 20% increments thereafter on the anniversary date of the grant.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

    Shown below is information with respect to the Named Executive Officers regarding option exercises during the fiscal year ended June 30, 1994, and the value of unexercised options held as of June 30, 1994.

                                                                          NUMBER OF         VALUE OF UNEXERCISED
                                                                         UNEXERCISED            IN-THE-MONEY
                                                                       OPTIONS/SARS AT        OPTIONS/SARS AT
                                                                         FY-END (#)            FY-END ($)(1)
                                            SHARES         VALUE     -------------------  ------------------------
                                          ACQUIRED ON    REALIZED       EXERCISABLE/            EXERCISABLE/
NAME                                     EXERCISE (#)       ($)         UNEXERCISABLE          UNEXERCISABLE
- - ---------------------------------------  -------------  -----------  -------------------  ------------------------
Clifton H. Morris, Jr. ................       -0-           N/A        422,666/361,333      $1,072,665/$647,127
 Chairman, CEO and President
Michael R. Barrington .................       -0-           N/A        215,333/170,774       $381,250/$181,880
 President and Chief Operating Officer
 -- AFSI
Daniel E. Berce .......................       -0-           N/A        287,000/174,107       $371,900/$191,521
 Vice President, Chief Financial
 Officer and Treasurer
Edward H. Esstman .....................        1,000     $   4,125     39,000/195,333        $104,125/$282,157
 Senior Vice President, Director of
 Consumer Finance -- AFSI
Dennis R. Adams .......................       -0-           N/A         37,000/48,000         $72,230/$51,420
 Senior Vice President, Director of
 Collections -- AFSI

- - ------------------------
(1) Values stated are pre-tax and are based upon the closing price of $5.875 per share of the Company's Common Stock on the NYSE on June 30, 1994, the last trading day of the fiscal year.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Stock Option/Compensation Committee of the Board of Directors (the "Committee") is composed of the three non-employee directors of the Company, namely Messrs. Greer, Haddock and Jones. The Committee is responsible for all elements of the total compensation program for executive officers and senior management personnel of the Company, including stock option grants and the administration of other incentive programs.

GENERAL

    During fiscal 1994, the Company developed and implemented a compensation strategy for executive officers and senior management personnel, including the Named Executive Officers. The objectives of the Company's compensation strategy are (i) to attract and retain the best possible executive talent, (ii) to motivate its executives to achieve the Company's goals, (iii) to link executive and shareholder interest through compensation plans that provide opportunities for management to become substantial shareholders in the Company, and (iv) to provide a compensation package that appropriately recognizes both individual and corporate contributions. Development of the Company's overall compensation strategy in fiscal 1994 was based, in part, on a comprehensive report from William M. Mercer Incorporated, independent compensation consultants (the "Mercer Report"). The Mercer Report evaluated all components of executive compensation at the Company, including an analysis of such components relative to other companies engaged in businesses similar to the Company. None of the peer companies evaluated in the Mercer Report are included in the S & P Financial Index contained in the Performance Graphs on pages 14 and 15 of this Proxy Statement. The companies evaluated in the Mercer Report are principally engaged in the indirect lending business similar to the Company, while the companies comprising the S & P Financial Index include banks, insurance companies, savings and loans and other diversified financial companies.

COMPONENTS OF COMPENSATION OF EXECUTIVE OFFICERS

    Compensation paid to the Company's executive officers in fiscal 1994, the separate elements of which are discussed below, consisted of the following: base salary, annual bonus for fiscal 1994 and stock options granted under the Company's stock option plans.

    BASE SALARY

    The Company's objective is to establish and maintain executive salary levels that reflect position responsibilities and the replacement cost and value of attracting and retaining top executive talent. As a result, the salary objective is to establish base salary levels at approximately the 75th percentile of similar financial services companies identified in the Mercer Report. At this level, the Company believes that it will be positioned to attract, retain and motivate the best possible executive talent.

    For fiscal 1994, base pay levels for the CEO and the other four most highly compensated executive officers of the Company were established by employment agreements entered into between the Company and such executive officers in prior fiscal years. The employment agreements with Messrs. Morris, Barrington and Berce were executed in fiscal 1991; the agreements with Messrs. Esstman and Adams were executed in fiscal 1993. All of the employment agreements with the Company's executive officers, which are described in greater detail elsewhere in this Proxy Statement, provide for certain minimum annual base salary with salary increases, bonuses and other incentive awards to be made at the discretion of this Committee. The base salary levels provided in the employment agreements have not been increased for any executive officer since the date the contracts were executed. Based on the findings in the Mercer Report, the Committee believes that in fiscal 1994, the base salary levels provided in the employment agreements are consistent with the objective of setting salary levels at the 75th percentile of similar financial services companies.

    ANNUAL INCENTIVE

    The purpose of annual incentive bonus awards is to encourage executive officers and key management personnel to exercise their best efforts and management skills toward achieving the Company's predetermined objectives. In fiscal 1994, the CEO and the other Named Executive Officers received annual incentive awards equal to between 10% and 15% of their base salary. These awards were made in the discretion of the Committee based on subjective criteria; no financial performance targets or other predetermined objectives were established in fiscal 1994 with respect to bonus awards. In making bonus awards to the Named Executive Officers, the Committee considered the Company's success in expanding its indirect lending business and the increase in the Company's earnings per share to $.16 in fiscal 1994 from a net loss of $.66 per share in fiscal 1993. The Committee also noted the contributions of the Named Executive Officers in building the Company's infrastructure -- including the addition of new personnel and improved technology -- for the indirect lending business while substantially concluding the liquidation of the Company's former retail used car operations.

    For fiscal 1995, based in part on recommendations contained in the Mercer Report, this Committee has approved an annual incentive plan for all executive officers and senior management personnel that provides for predetermined bonus awards in return for successfully meeting targeted earnings per share performance for the Company. Under this plan, minimum earnings levels must be obtained before any bonuses are awarded; the plan also defines maximum award levels. Bonus levels under the 1995 annual incentive plan are targeted at approximately the 50th percentile of incentive awards for companies identified in the Mercer Report.

    LONG-TERM INCENTIVE

    The Company's long-term incentive plan is presently comprised of awards of non-qualified stock options designed to promote the identity of long-term interests between the Company's executives and its shareholders and to assist in the retention of key executives and management personnel. Since the full benefit of stock option compensation cannot be realized unless stock appreciation occurs over a number of years, stock option grants are designed to provide an incentive to create shareholder value over a sustained period of time. The AmeriCredit Corp. Employee Stock Purchase Plan, proposed for adoption by the shareholders at the 1994 Annual Meeting, will provide further opportunities for equity participation by the Company's executives and key managers, as well as by other employees.

    Consistent with the Committee's view of stock option compensation, Messrs. Morris, Barrington, Berce and Esstman were granted options with performance accelerated vesting during fiscal 1994. These options vest and become exercisable six years and nine months from the date of grant, but are eligible for accelerated vesting beginning one year from grant if the average trading price of the Company's Common Stock exceeds, for a period of 45 consecutive trading days, 150% of the exercise price per share of such options on the date of grant. Consequently, the full value of these options cannot be realized before January 2001 unless the price of the Company's stock increases by more than 50% from the fair market value on the date of grant (i.e., increases to $8.45 per share), and remains at that level or higher for a sustained period of time. The Mercer Report indicated that few, if any, of the peer companies evaluated in the Report grant options similar to the performance-accelerated options granted to Messrs. Morris, Barrington, Berce and Esstman. However, based on other research conducted, the Mercer Report recommended the amount of options granted to these executive officers and concluded that the terms of such options were more performance driven and challenging than "typical" premium or performance options granted by companies that have made such grants. In light of previous stock options granted to Messrs. Morris, Barrington, Berce and Esstman, all of which were also evaluated in the Mercer Report and considered by this Committee, the performance-oriented structure of these options is intended to provide additional incentive to these executive officers to create significant shareholder value over a long-term period.

    OTHER COMPENSATION PLANS

    The Company maintains certain broad-based employee benefit plans in which executive officers are permitted to participate on the same terms as non-executive personnel who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.

FISCAL 1994 COMPENSATION OF CEO

    The Committee's general approach in setting Mr. Morris' target annual compensation is to seek to be competitive with the financial services companies identified in the Mercer Report, but to have a large percentage of his target compensation based upon objective long-term criteria. During fiscal 1994, Mr. Morris received the base salary provided under his employment agreement:
$265,200. Mr. Morris's base salary has not been increased since execution of his employment contract in fiscal 1991. According to the Mercer Report, Mr. Morris' base salary is below the 75th percentile as compared to companies identified in that report. The salary amount shown for Mr. Morris in the "Executive Compensation -- Summary Compensation Table" on page 8 of this Proxy Statement includes director fees in addition to his base salary.

    Mr. Morris also received a cash bonus, awarded in the discretion of this Committee, equal to 15% of his base salary. In determining to award a bonus to Mr. Morris for fiscal 1994, the Committee took note of the subjective factors described above under "Annual Incentive", including the Company's improved financial performance in fiscal 1994 as reflected by the increase in earnings per share to $.16 in fiscal 1994 from a loss of $.66 per share in fiscal 1993. Also, the Company increased the size of its indirect lending portfolio by 325% and expanded its branch network from five offices open at the beginning of the fiscal year to eighteen offices open at the end of fiscal 1994. In addition, there was an increase of 14.6% in the Company's stock price during the fiscal year. For fiscal 1995, Mr. Morris will be eligible for a predetermined annual incentive award if the Company successfully meets certain earnings per share targets.

    In addition to his cash compensation, Mr. Morris was granted options to purchase 141,333 shares of Common Stock during fiscal 1994. As noted above, in order to provide incentive for the creation of sustained shareholder value and considering options previously granted, the options granted to Mr. Morris provide for performance accelerated vesting. The options become exercisable six years and nine months from date of grant, but are eligible for accelerated vesting beginning one year from grant if the average trading price of the Company's Common Stock exceeds, for a period of 45 consecutive trading days, 150% of the exercise price per share of such options on the date of grant (i.e., the per share price must increase to $8.45). The Committee believes that this option grant epitomizes its compensation strategy by expressly conditioning the ultimate benefit of the grant to Mr. Morris upon the achievement of a significant and sustained appreciation in the price of the Company's common stock.

                                                    GERALD W. HADDOCK
                                                  JAMES H. GREER
                                                  KENNETH H. JONES, JR.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE PRECEDING REPORT AND THE PERFORMANCE GRAPHS ON PAGES 14 AND 15 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
 AND CHANGE-IN CONTROL ARRANGEMENTS

    The Company has entered into employment agreements with each of its Named Executive Officers. Messrs. Clifton H. Morris, Jr., Michael R. Barrington and Daniel E. Berce entered into employment agreements with the Company during fiscal 1991. These agreements contain terms that renew annually for successive five year periods (ten years in the case of Mr. Morris), and the compensation thereunder is determined annually by the Company's Board of Directors, subject to minimum annual compensation for Messrs. Morris, Barrington and Berce of $265,200, $180,200 and $180,200, respectively. Included in each agreement is a covenant of the employee not to compete with the Company during the term of his employment and for a period of three years thereafter. The employment agreements also provide that if the employee is terminated by the Company other than for cause, the Company will pay to the employee the remainder of his current year's salary (undiscounted) plus the discounted present value (employing an interest rate of 8%) of two additional years' salary. In the event the employee resigns or is terminated other than for cause within twelve months after a "change in control" of the Company (as that term is defined in the employment agreements), the employee will be entitled to earned and vested bonuses at the date of termination plus the remainder of his current year's salary (undiscounted) plus the present value (employing an interest rate of 8%) of two additional years' salary (for which purpose "salary" includes the annual rate of compensation immediately prior to the "change in control" plus the average annual cash bonus for the immediately preceding three year period).

    Messrs. Edward H. Esstman and Dennis Adams entered into employment agreements with the Company in May 1993 and August 1993, respectively. Mr. Esstman's agreement provides for a term that renews annually for successive five year periods with minimum annual compensation of $160,000. Mr. Adams' agreement provides for a term that renews annually for successive three year periods with minimum annual compensation of $111,350. Included in both of these agreements is a covenant of the employee not to compete with the Company during the term of employment and, in the case of Mr. Esstman, for a period of two years thereafter. In the case of Mr. Adams, the covenant not to compete continues for a period of one year after employment. The employment agreements with Messrs. Esstman and Adams also provide that if the employee is terminated by the Company other than for cause, the Company will pay to the employee an amount equal to one year's salary (undiscounted).

    In addition to the employment agreements described above, the terms of all stock options granted to the Named Executive Officers provide that such options will become immediately vested and exercisable upon the occurrence of a change in control as defined in the stock option agreements evidencing such grants.

    The provisions and terms contained in these employment and option agreements could have the effect of increasing the cost of a change in control of the Company and thereby delay or hinder such a change in control.

PERFORMANCE GRAPH

    The following graph presents the Company's cumulative shareholder return since November 15, 1989, the day trading commenced in the Company's stock, through June 30, 1994. The Company is compared to the S&P 500 and the S&P
Financial Index. Each Index assumes $100 invested at the beginning of the measurement period and is calculated assuming quarterly reinvestment of dividends and quarterly weighting by market capitalization.

    The data source for all graphs is S&P Compustat Services and Dow Jones News Retrieval.

             COMPARISON OF CUMULATIVE SHAREHOLDER RETURN 1989-1994

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           AmeriCredit    S&P 500   S&P Financial Index
Nov 89              100        100                   100
June 90             150     105.51                 85.72
June 91              30     113.31                 89.66
June 92           24.44     128.57                 113.6
June 93           44.44     146.03                147.03
June 94           52.22     147.99                147.39

    The Company believes that a more appropriate comparison of its performance relative to the S&P 500 and the S&P Financial Index can be seen in the period July 1, 1992 to June 30, 1994. During this period, the Company decided to exit the retail used car sales business to concentrate solely on consumer lending. Thus, the comparison for this two year period reflects performance of the Company's stock relative to these indices for the period during which the Company's business concentrated on consumer finance.

             COMPARISON OF CUMULATIVE SHAREHOLDER RETURN 1992-1994

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            AmeriCredit    S&P 500   S&P Financial Index
July 1992            100        100                   100
June 1993         181.82     113.58                129.44
June 1994         213.64     115.11                129.75

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    The Company's executive officers and directors are required to file under the Securities Exchange Act of 1934, as amended, reports of ownership and changes of ownership with the SEC. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the fiscal year ended June 30, 1994, all filing requirements applicable to its executive officers and directors were complied with.

                              CERTAIN TRANSACTIONS

    Decker, Jones, McMackin, McClane, Hall & Bates, P.C., a law firm in Fort Worth, Texas for which Kenneth H. Jones, Jr., a director of the Company, is an attorney, performed legal services for the Company during fiscal 1994. Jackson & Walker, L.L.P., a law firm for which Mr. Haddock, a director of the Company, was a partner during fiscal 1994, also performed legal services for the Company during fiscal 1994. The Company may retain one or both of such firms for the current fiscal year. The amount of fees paid to such firms by the Company did not total more than five percent of either firms' gross revenues for such firms' most recent fiscal year.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

          PROPOSAL TO APPROVE AND ADOPT THE AMERICREDIT CORP. EMPLOYEE
                              STOCK PURCHASE PLAN
                                    (ITEM 2)

    In July 1994, the Board of Directors authorized the adoption of the AmeriCredit Corp. Employee Stock Purchase Plan (the "Purchase Plan") and reserved 500,000 shares of Common Stock for issuance thereunder, subject to the approval of the shareholders of the Company. The purpose of the Purchase Plan is to provide employees (including officers) of the Company and its majority owned subsidiaries with an opportunity to purchase Common Stock from the Company through payroll deductions. The essential features of the Purchase Plan are outlined below. The description that follows, however, is only a summary and is qualified in its entirety by reference to the full text of the Purchase Plan, which is attached as Appendix A to this Proxy Statement.

OFFERING PERIOD

    Offerings under the Purchase Plan have a duration of 24 months and commence on the Monday immediately following the completion of the first payroll period ending in December and June of each year, unless otherwise specified by the Board of Directors. Each offering period is composed of four six-month exercise periods. The Board of Directors has the power to alter the duration of an offering period with respect to future offerings if announced at least fifteen days prior to the scheduled beginning of the first offering period to be affected.

GRANT AND EXERCISE OF OPTION

    On the first day of an offering period (the "Enrollment Date"), the participant is granted an option to purchase on each exercise date during such offering period up to a number of whole shares of the Common Stock determined by dividing 10% of the participant's Compensation (as defined in the Purchase Plan) by the lower of (i) 85% of the fair market value of a share of the Common Stock on the Enrollment Date or (ii) 85% of the fair market value of a share of Common Stock on the exercise date, provided that the maximum number of shares subject to such option during such offering period shall in no event exceed 5,000 shares. The number of shares subject to such option shall be reduced, if necessary, to maintain the limitations with respect to a participant's ownership of stock and/or options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary, and to restrict a participant's right to purchase stock under the Purchase Plan to $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time. Unless the employee's participation is discontinued, his option for the purchase of shares will be exercised automatically at the end of each six month exercise period within the offering period at the applicable price. To the extent an employee's payroll deductions exceed the amount required to purchase the shares subject to option, such excess amount shall be held in such participant's account for the next exercise period, unless such participant has withdrawn from the offering period or unless such offering period has terminated with such exercise date, in which case such amount shall be returned to the employee without interest.

SHARES AVAILABLE UNDER THE PURCHASE PLAN

    The total number of shares of Common Stock that are issuable under the Purchase Plan is 500,000.

ELIGIBILITY AND PARTICIPATION

    Any employee who is customarily employed for at least 20 hours per week and more than five months per calendar year by the Company or its majority owned subsidiaries is eligible to participate in offerings under the Purchase Plan. Employees become participants in the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions within the specified period of time prior to the commencement of each offering period.

    No employee is permitted to purchase shares under the Purchase Plan if such employee owns 5% or more of the total combined voting power or value of all classes of shares of stock of the Company

(including shares that may be purchased under the Purchase Plan or pursuant to any other options). In addition, no employee is entitled to purchase more than $25,000 worth of shares (based on the fair market value of the shares at the time the option is granted) in any calendar year.

PURCHASE PRICE

    The price at which shares are sold under the Purchase Plan is eighty-five percent (85%) of the fair market value per share of Common Stock at either the beginning of the offering period or at the end of each six-month exercise period, whichever is lower.

PAYROLL DEDUCTIONS

    The purchase price of the shares is accumulated by payroll deduction over each offering period. The deductions may not be greater than 10% of a participant's compensation. Compensation for purposes of the Purchase Plan includes salary and commissions (excluding overtime, bonuses, special awards, and reimbursements) plus bonuses, commissions and other incentive payments paid during the immediately preceding twelve month period. A participant may decrease or, within such limits, increase his or her rate of payroll deductions at any time during the offering period.

    All payroll deductions of a participant are credited to his or her account under the Purchase Plan and are deposited with the general funds of the Company. Such funds may be used for any corporate purpose pending the purchase of shares. No charges for administrative or other costs may be made by the Company against the payroll deductions.

ADMINISTRATION

    The Purchase Plan is administered by the Board of Directors or a committee appointed by the Board. Directors who are eligible employees are permitted to participate in the Purchase Plan; provided, however, that (i) directors who are eligible to participate in the Purchase Plan may not vote on any matter affecting the administration or the grant of any option pursuant to the Purchase Plan and (ii) if a committee is established to administer the Purchase Plan, no committee member will be eligible to participate in the Purchase Plan.

WITHDRAWAL FROM THE PLAN

    A participant may terminate his or her interest in a given offering, or in a given exercise period, by withdrawing all, but not less than all, of the accumulated payroll deductions credited to such participant's account at any time prior to the end of the offering period. The withdrawal of accumulated payroll deductions automatically terminates the employee's interest in that offering, or exercise period, as the case may be. As soon as practicable after such withdrawal, the payroll deductions credited to a participant's account are returned to the participant without interest.

    A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Purchase Plan. Similarly, a participant's withdrawal from a six-month exercise period does not have any effect upon such participant's eligibility to participate in subsequent exercise periods within the same offering period.

TERMINATION OF EMPLOYMENT

    Termination of a participant's employment for any reason, including retirement or death or the failure to remain in the continuous employ of the Company for at least 20 hours per week (except for certain leaves of absence), cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to the participant or in the case of death, to the person or persons entitled thereto, without interest.

CAPITAL CHANGES

    In the event of changes in the Common Stock of the Company due to stock dividends or other changes in capitalization, or in the event of any merger, sale or any other reorganization, appropriate adjustments will be made by the Company to the shares subject to purchase and to the price per share.

NONASSIGNABILITY

    No rights or accumulated payroll deductions of an employee under the Plan may be pledged, assigned or transferred for any reason, and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

AMENDMENT AND TERMINATION OF THE PLAN

    The Board of Directors of the Company may at any time amend or terminate the Purchase Plan, except that such termination cannot affect options previously granted nor may any amendment make any change in an existing option that adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without prior approval of the shareholders of the company if such amendment would increase the number of shares that may be issued under the Purchase Plan, permit payroll deductions at a rate in excess of 10% of a participant's compensation, change the designation of the employees eligible for participation in the Purchase Plan or constitute an amendment for which shareholder approval is required in order to comply with Rule 16b-3, or any successor rule.

TAX INFORMATION

    The Purchase Plan and the right of participants to make purchases thereunder is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares have been held by the participant for more than two years after the date of option grant and one year from the date of option exercise, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the option price, or (b) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the grant date) will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the exercise date over the option price will be treated as ordinary income, and any further gain or loss on such disposition will be long or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the holding period described above.

    The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

REQUIRED VOTE

    Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the meeting in person or by proxy is necessary to approve the adoption of the Purchase Plan. Proxies will be voted for or against such approval in accordance with the specifications marked thereon and, if no specification is made, will be in favor of such approval.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE AMERICREDIT CORP. EMPLOYEE STOCK PURCHASE PLAN.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                                    (ITEM 3)

    The Board of Directors has selected Coopers & Lybrand as independent public accountants for the Company to audit its consolidated financial statements for the fiscal year ending June 30, 1995, and has determined that it would be desirable to request that the shareholders ratify such selection. The affirmative vote of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy is necessary for the ratification of the appointment by the Board of Directors of Coopers & Lybrand as independent public accountants. Coopers & Lybrand served as the Company's independent public accountants for the fiscal year ended June 30, 1994 and has reported on the Company's consolidated financial statements for such year. Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

    While shareholder ratification is not required for the selection of Coopers & Lybrand since the Board of Directors has the responsibility for selecting the Company's independent public accountants, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the shareholders' opinions, which the Board of Directors will take into consideration in future deliberations.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF COOPERS & LYBRAND AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1995.

                                 OTHER BUSINESS
                                    (ITEM 4)

    The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.

                         DATE FOR RECEIPT OF PROPOSALS

    Any proposal to be presented by a shareholder at the Company's 1995 Annual Meeting of Shareholders must be presented to the Company at least 120 days prior to the date that the Company mails the notice of such meeting. It is estimated that such deadline will be May 31, 1995, with the mailing of such notice to be approximately September 28, 1995.

                                            BY ORDER OF THE BOARD OF DIRECTORS
                                                     Chris A. Choate
                                                        SECRETARY

September 28, 1994
Fort Worth, Texas

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                                      APPENDIX A

                               AMERICREDIT CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

    The following constitute the provisions of the Employee Stock Purchase Plan of AmeriCredit Corp.

    1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code (as defined herein). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

    2.  DEFINITIONS.

        (a) "BOARD" shall mean the Board of Directors of the Company.

        (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

        (c) "COMMON STOCK" shall mean the common stock, $.01 par value per share, of the Company.

        (d) "COMPANY" shall mean AmeriCredit Corp., a Texas corporation, or any successor which adopts this Plan.

        (e) "COMPENSATION" for the Offering Period shall mean the regular straight-time earnings (excluding overtime, bonuses and similar payments) paid to the Employee by the Employer, plus bonuses, commissions and other incentive payments paid during the immediately preceding twelve (12) month period.

        (f) "CONTINUOUS STATUS AS AN EMPLOYEE" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence that meets the requirements of paragraph 10(b).

        (g) "EMPLOYEE" shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week and for more than five (5) months in the calendar year by an Employer and whose wages are subject to withholding for purposes of federal income taxes.

        (h) "EMPLOYER" shall mean the Company and each of its Subsidiaries.

        (i) "ENROLLMENT DATE" shall mean the first day of each Offering Period.

         (j) "EXERCISE DATE" shall mean the last day of the first payroll period ending in December and June of each year within an Offering Period.

        (k) "EXERCISE PERIOD" shall mean the six (6) month period commencing one
    (1) day after one (1) Exercise Date and ending with the next Exercise Date.

        (l) "OFFERING PERIOD" shall mean the period of twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, as described in paragraph 4.

       (m) "PARTICIPANT" shall mean an Employee or former Employee who has been offered the opportunity to purchase Stock hereunder and who has elected to participate herein by authorizing payroll deductions.

        (n) "PAYROLL DEDUCTION ACCOUNT" shall mean that separate account maintained hereunder to record the amount of a Participant's Compensation that has been withheld hereunder.

        (o)  "PLAN"  shall mean  the AmeriCredit  Corp. Employee  Stock Purchase
    Plan.

        (p) "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which at the time of the granting of the option pursuant to paragraph 7, not less than 50% of the total combined voting power of all classes of stock are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

    3.  ELIGIBILITY.

        (a) GENERAL RULE. Any Employee, as defined in paragraph 2, who shall be employed by an Employer on a given Enrollment Date shall be eligible to participate in the Plan, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code.

        (b)  EXCEPTIONS.    Any   provisions  of  the   Plan  to  the   contrary
    notwithstanding, no Employee shall be granted an option to purchase Common Stock under the Plan if:

           (i) Immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425(d) of the Code) would own stock (including for purposes of this paragraph 3(b) any stock he holds outstanding options to purchase) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary computed in accordance with the Code Section 423(b)(3), or

           (ii) Such option would permit such Employee's right to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, in accordance with the provisions of Code Section 423(b)(8).

    4. OFFERING PERIODS. The Plan shall be implemented by Offering Periods with the first Offering Period beginning on or about the first Monday immediately following the completion of the first payroll period ending in December 1994, and continuing until terminated in accordance with the Plan. The Board of the Company shall have the power to change the duration of the offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. Absent action by the Board, each Offering Period shall be for a period of twenty-four (24) months and new Offering Periods shall commence on the Monday immediately following the completion of the first payroll period ending in December and June of each year.

    5.  PARTICIPATION.

        (a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions, in a form substantially similar to Exhibit A attached to the Plan ("Subscription Agreement"), and filing it with the Company's Human Resources Department prior to the applicable Enrollment Date, unless a later time for filing the Subscription Agreement is set by the Board for all eligible Employees with respect to a given Offering Period.

        (b) Payroll deductions for a Participant shall commence with the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in paragraph 10.

        (c) An  Employee who  is otherwise  eligible to  participate herein  may waive his right to participate for any Offering Period by declining to authorize a payroll deduction. Such declination must be filed in writing in the time and manner specified thereby. The filing of a written declination shall result in the Employee's waiver of participation for only the Offering Period to which it relates and shall be irrevocable with respect to such Offering Period. Except as otherwise provided in this paragraph, an Employee's waiver of participation for a specified Offering Period shall not, in and of itself, adversely impact the right of such Employee to participate in the Plan during any subsequent Offering Periods except those Offering Periods with respect to which he files additional written declinations in accordance with the provisions of this paragraph.

    6.  PAYROLL DEDUCTIONS.

        (a) At the time a Participant files his or her Subscription Agreement, such Participant shall elect to have payroll deductions made on each pay date during the Offering Period at the rate not to exceed ten percent (10%) of the Compensation which he or she receives on each pay date during the Offering Period, provided that the aggregate amount of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the Participant's aggregate Compensation during said Offering Period. An eligible Employee may participate in only one Offering Period at a time.

        (b) All payroll deductions made by a Participant shall be credited to his or her Payroll Deduction Account under the Plan. A Participant may not make any additional payments into such Payroll Deduction Account.

        (c) A Participant may discontinue his or her payroll deductions during the Offering Period by completing and filing with the Human Resources Department of the Company a new Subscription Agreement authorizing a change in the rate of payroll deductions. The change in rate shall be effective no earlier than fifteen (15) days following the Company's receipt of the new authorization.

    7.  GRANT OF OPTION.

        (a) On the Enrollment Date of each Offering Period each Participant in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period up to a number of whole shares of the Company's Common Stock determined by dividing ten percent (10%) of the Participant's Compensation by eighty-five percent (85%) of the lower of (i) fair market value of a share of Common Stock on the Enrollment Date, or (ii) the fair market value of a share of Common Stock on the Exercise Date; provided, however, that the number of shares subject to such option shall be reduced, if necessary, to a number of shares which would not exceed the limitations described in paragraph 3(b) or paragraph 12(a) hereof. In addition, the maximum number of shares any Participant may be granted an option to purchase in any Offering Period is 5,000 shares. The fair market value of a share of the Company's Common Stock shall be determined as provided in paragraph 7(b) herein.

        (b) The exercise price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock on the Enrollment Date, or (ii) 85% of the fair market value of a share of the Common Stock on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be the closing price of such Stock as reported by the New York Stock Exchange, or reported on such other national exchange as it may, from time to time, be reported on, on such date (or if there shall be no trading on such date, then on the first previous date on which there is such trading), unless the Common Stock ceases to be traded on a national exchange. If the Common Stock ceases to be traded on a national exchange, its fair market value shall be determined by the Board in its discretion.

    8. EXERCISE OF OPTION. The Participant's option for the purchase of shares will be exercised automatically on each Exercise Date of each Offering Period, and the maximum number of full shares subject to such option will be purchased for such Participant at the applicable exercise price with the payroll deductions accumulated in his or her Payroll Deduction Account, unless prior to such Exercise Date the Participant has withdrawn from the Offering Period or from the Exercise Period as provided in paragraph 10. During a Participant's lifetime a Participant's option to purchase shares hereunder is exercisable only by such Participant.

    9. DELIVERY. As promptly as practicable after each Exercise Date, the Company shall arrange the delivery to each Participant, or to his account at a brokerage firm, of a certificate representing the shares purchased upon exercise of his or her option. Any amount remaining in the Participant's Payroll Deduction Account after an Exercise Date shall be held in the Payroll Deduction Account until the next Exercise Date in such Offering Period, unless the Offering Period has been over-subscribed or has terminated with such Exercise Date, in which case such amount shall be refunded to the Participant.

    10.  WITHDRAWAL; TERMINATION OF EMPLOYMENT.

        (a) A Participant may withdraw all, but not less than all, of the payroll deductions credited to his or her Payroll Deduction Account and not yet used toward the exercise of his or her option under the Plan at any time by giving written notice to the Company on a form substantially similar to Exhibit B attached to this Plan. All of the Participant's payroll deductions credited to his or her Payroll Deduction Account will be paid to such Participant promptly after receipt of his or her notice of withdrawal. A withdrawal of a Participant's Payroll Deduction Account shall terminate the Participant's participation for the Exercise Period in which the withdrawal occurs. No further payroll deductions for the purchase of shares will be made during the Exercise Period. A Participant may resume payroll deductions as the beginning of any subsequent Exercise Period that is within the Offering Period by delivering written notice on a form substantially similar to Exhibit C.

        (b) Upon termination of the Participant's Continuous Status as an Employee of the Company for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her Payroll Deduction Account will be returned to such Participant and his or her option will be cancelled; provided, however, that a Participant who goes on a leave of absence shall be permitted to remain in the Plan with respect to an Offering Period which commenced prior to the beginning of such leave of absence. If such Participant is not guaranteed reemployment by contract or statute and the leave of absence exceeds ninety (90) days, such Participant shall be deemed to have terminated employment on the 91st day of such leave of absence. Payroll deductions for a Participant who has been on a leave of absence will resume upon return to work at the same rate as in effect prior to such leave unless changed by such Participant or unless the leave of absence begins in one Offering period and ends in a subsequent Offering Period, in which case the Participant shall not be permitted to re-enter the Plan until a new Subscription Agreement is filed with respect to an Offering Period which commences after such Participant has returned to work from the leave of absence.

        (c) A Participant's withdrawal from one Offering Period will not have any effect upon his or her eligibility to participate in a different Offering Period or in any similar Plan which may hereafter be adopted by the Company. Although a Participant may withdraw from one Offering Period and join another Offering Period which commenced prior to the end of the Offering Period from which he or she withdrew, such a change shall not transfer payroll deductions from one Offering Period to another.

    11.   INTEREST.   No interest  shall accrue  on the payroll  deductions of a
Participant in the Plan.

    12.  STOCK.

        (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. Either authorized and unissued shares or issued shares heretofore or hereafter reacquired by the Employer may be made subject to purchase under the Plan, in the sole and absolute discretion of the Board. Further, if for any reason any purchase of Common Stock under the Plan is not consummated, shares subject to such purchase agreement may be subjected to a new Subscription Agreement under the Plan. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares which each Employee shall be allowed to purchase. Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue Common Stock hereunder if, in the opinion of counsel for the Company, such issuance would constitute a violation of Federal or state securities laws.

        (b) The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

        (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or, at the prior written request of the Participant, in the names of the Participant and his or her spouse.

    13. ADMINISTRATION. The Plan shall be administered by the Board or a committee appointed by the Board. If a committee is appointed by the Board, such committee shall have all of the powers of the Board with respect to the Plan except for those powers set forth in paragraph 19 hereof. Members of the Board who are eligible employees are permitted to participate in the Plan; provided, however, that (i) members of the Board who are eligible Employees may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan, and (ii) if a committee is appointed by the Board to administer the Plan, no committee member will be eligible to participate in the Plan. The Board or a committee appointed hereunder shall have the following powers and duties:

        (a) To direct the administration of the Plan in accordance with the provisions herein set forth;

        (b) To adopt rules of procedure and regulations necessary for the administration of the Plan provided the rules are not inconsistent with the terms of the Plan;

        (c) To determine all questions with regard to rights of Employees and Participants under the Plan, including, but not limited to, rights of eligibility of an Employee to participate in the Plan;

        (d) To enforce the terms of the Plan and the rules and regulations it adopts;

        (e) To direct the distribution of the shares of Common Stock purchased hereunder;

        (f) To furnish the Employer with information which the Employer may require for tax or other purposes;

        (g) To engage the service of counsel (who may, if appropriate, be counsel for the Employer) and agents whom it may deem advisable to assist it with the performance of its duties;

        (h) To prescribe procedures to be followed by Participants in electing to participate herein;

        (i) To receive from each Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

         (j) To maintain, or cause to be maintained, separate accounts in the name of each Participant to reflect the Participant's Payroll Deduction Account under the Plan; and

        (k) To interpret and construe the Plan.

    14.  DESIGNATION OF BENEFICIARY.

        (a) A Participant may file a written designation of a beneficiary who is to receive any shares from the Participant's Payroll Deduction Account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which an option is exercised but prior to the issuance of such shares. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Payroll Deduction Account under the Plan in the event of such Participant's death prior to the Exercise Date of the option.

        (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

    15. TRANSFERABILITY. Neither payroll deductions credited to Participant's Payroll Deduction Account nor any rights with regard to the exercise of an option to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

    16. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

    17. REPORTS. Individual Payroll Deduction Accounts will be maintained for each Participant in the Plan. Statements of Payroll Deduction Account will be given to participating Employees promptly following an Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

    18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If an option under this Plan is exercised subsequent to any stock dividend, stock split, spinoff, recapitalization, merger, consolidation, exchange of shares or the like, occurring after such option was granted, as a result of which shares of any class shall be issued in respect of the outstanding shares, or shares shall be changed into a different number of the same or another class or classes, the number of shares to which such option shall be applicable and the option price for such shares shall be appropriately adjusted by the Company. Any such adjustment, however, in the Common Stock shall be made without change in the total price applicable to the portion of the Common Stock purchased hereunder which has not been fully paid for, but with a corresponding adjustment, if appropriate, in the price for each share of Common Stock.

    In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable, in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Participant that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option will terminate upon the expiration of such period.

    19. AMENDMENT OR TERMINATION. The Board may at any time and for any reason terminate or amend the Plan. Except as specifically provided in the Plan, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interest of the Company and its shareholders. Except as specifically provided in the Plan or as required to obtain a favorable ruling from the Internal Revenue Service, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (the "Act") or Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such manner and to such a degree as required.

    20. NOTICES. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

    21.   SHAREHOLDER APPROVAL.   Commencement of  the Plan shall  be subject to
approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted.

    22. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute, such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

    23. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in paragraph 21. It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 19.

    24. NO RIGHTS IMPLIED. Nothing contained in this Plan or any modification or amendment to the Plan or in the creation of any Account, or the execution of any participation election form, or the issuance of any shares of Stock, shall give any Employee or Participant any right to continue employment, any legal or equitable right against the Employer or Company or any officer, director, or Employee of the Employer or Company, except as expressly provided by the Plan.

    25. SEVERABILITY. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

    26. NOTICE. Any notice required to be given herein by the Employer, the Company or the Board shall be deemed delivered, when (a) personally delivered, or (b) placed in the United States mails, in an envelope addressed to the last known address of the person to whom the notice is given.

    27. WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive the notice.

    28. SUCCESSORS AND ASSIGNS. The Plan shall be binding upon all persons entitled to purchase Common Stock under the Plan, their respective heirs, legatees, and legal representatives upon the Employer, its successors and assigns.

    29. HEADINGS. The titles and headings of the paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

    30. LAW. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by Federal statute. The obligation of the Employer to sell and deliver Common Stock under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Common Stock.

    31. NO LIABILITY FOR GOOD FAITH DETERMINATIONS. Neither the members of the Board nor any member of the committee (nor their delegates) shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any right to purchase shares of Common Stock granted under it, and members of the Board and the committee (and their delegatees) shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

    32. PARTICIPATING EMPLOYERS. This Plan shall constitute the employee stock purchase plan of each Subsidiary which shall adopt this Plan as its own employees' employee stock purchase plan, effective with respect to each such Subsidiary upon the adoption thereof by official action of its board of directors, or by other similar action.

    33. APPLICATION OF PLAN PROVISIONS. Except as provided in paragraph 32, the provisions of this Plan shall be applied separately to each Subsidiary and its employees exactly as if each such Subsidiary participating in the Plan was the sole and only employer which is a party hereto. Except in paragraph 32, the word "Employer," wherever used herein, shall be deemed to refer only to the particular Employer separately insofar as that Employer and its Employees are concerned, and likewise the words "Employee," "Employees," "Participant" and "Participants" shall be deemed to refer solely to the Employees of that particular Employer, or such of them as may become Participants, as if their Employer were the sole and only Employer which is a party hereto.

    IN  WITNESS WHEREOF,  this Employee  Stock Purchase  Plan has  been executed
effective this     day of             , 1994.

                                              AMERICREDIT CORP.

                                              By:

                                              ----------------------------------

                                                   Its

                                                   -----------------------------

ATTEST:

- - ----------------------------------
            SECRETARY

                                   EXHIBIT A

                               AMERICREDIT CORP.

                          EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT

    I,                    , have read the attached prospectus explanation of the
AmeriCredit  Corp. (the "Company") Employee Stock Purchase Plan. I have decided:
(check one)

        / / NOT to participate.

        / / TO PARTICIPATE. I wish to purchase that amount of common stock  that can be purchased with % of my compensation (select the percentage of your compensation from either 0 or 1 to 10, in increments of 1, that you elect to contribute).

        / / TO STOP my current payroll deductions.

    In order to pay for the shares of Company common stock that I have elected to purchase, I hereby authorize my Employer to deduct the percentage of my compensation that I specified above from my pay each pay period while this election is in effect.

    I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock, $.01 par value, at the applicable purchase price determined in accordance with the Stock Purchase Plan. I further understand that, except as otherwise set forth in the Stock Purchase Plan, shares will be purchased for me automatically on each Exercise Date of the Offering Period unless I otherwise withdraw from the Offering Period or the Stock Purchase Plan.

    I have received a copy of the Company's most recent prospectus that describes the Stock Purchase Plan and a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Stock Purchase Plan is in all respects subject to the terms of the Plan.

    I hereby agree to be bound by the terms of the Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Stock Purchase Plan.

    In the event of my death, I hereby designate the following as my beneficiary to receive all payments and shares due me and not yet paid or issued under the Stock Purchase Plan:

Name and Address of Participant:

- - --------------------------------------

- - --------------------------------------

- - --------------------------------------

Signature:

- - --------------------------------------

Date:
- - --------------------------------------

                                   EXHIBIT B

                               AMERICREDIT CORP.

                          EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL

    The  undersigned Participant  in the Offering  Period of  the Employee Stock
Purchase Plan which began on                      ,     (the "Enrollment  Date")
hereby  notifies the Company that effective  on                       , 19  (the
"Withdrawal Date") he or she withdraws from

        / / the current Exercise Period only

        / / the Offering Period

    The undersigned hereby directs the Company to pay to the undersigned as promptly as possible following the Withdrawal Date all the payroll deductions created to his or her Payroll Deduction Account with respect to such Offering Period. The undersigned understands and agrees that if withdrawing from the Exercise Period no further payroll deductions will be made for the purchase of shares in such Exercise Period and the undersigned may not participate in another Exercise Period within the Offering Period unless the undersigned delivers to the Company a Notice to Resume Payroll Deductions. If the withdrawal is from the Offering Period, no further payroll deductions will be made for the purchase of shares in the Offering Period.

Name and Address of Participant:

- - --------------------------------------

- - --------------------------------------

- - --------------------------------------

Signature:

- - --------------------------------------

Date:
- - --------------------------------------

                                   EXHIBIT C

                               AMERICREDIT CORP.

                          EMPLOYEE STOCK PURCHASE PLAN

                      NOTICE TO RESUME PAYROLL DEDUCTIONS

    The undersigned Participant  in the  Offering Period of  the Employee  Stock
Purchase  Plan which began on                         ,      hereby notifies the
Company to resume payroll deductions for his or her Payroll Deduction Account at the beginning of the next Exercise Period in accordance with the terms of the Subscription Agreement executed by the undersigned at the beginning of the Offering Period.

Name and Address of Participant:

- - --------------------------------------

- - --------------------------------------

- - --------------------------------------

Signature:

- - --------------------------------------

Date:
- - --------------------------------------

                                 AMERICREDIT CORP.
                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
P               AMERICREDIT CORP. FOR THE ANNUAL MEETING NOVEMBER 9, 1994

R The undersigned hereby constitutes and appoints Clifton H. Morris, Jr. and Daniel E. Berce, and each of them, his true and lawful agents and proxies
O with full power of substitution in each, to represent the undersigned at the annual meeting of stockholders of AmeriCredit Corp. to be held at the
X Fort Worth Club, 777 Taylor Street, Fort Worth, Texas on Wednesday, November 9, 1994, and at any adjournments thereof, on all matters coming
Y  before said meeting.

   Election of Directors, Nominees:                       (change of address)

   Clifton H. Morris, Jr., Michael R. Barrington,       _______________________

   Daniel E. Berce, James H. Greer, Gerald W. Haddock   _______________________

   and Kenneth H. Jones, Jr.                            _______________________

                                                        (If you have written
                                                        in the above space,
                                                        please mark the
                                                        corresponding box on
                                                        the reverse side of
                                                        this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                              SEE REVERSE
                                                                  SIDE

/X/   Please mark your                 SHARES IN YOUR NAME
      votes as in this
      example.

                                         FOR     WITHHELD
1.  Election of Directors                / /       / /
    (SEE REVERSE)

                                         FOR     AGAINST     ABSTAIN
2.  Approve AmeriCredit Corp.            / /       / /         / /
    Employee Stock Purchase Plan

                                         FOR     AGAINST     ABSTAIN
3.  Ratify appointment of Coopers &      / /       / /         / /
    Lybrand as independent accountants

                                         FOR     AGAINST     ABSTAIN
4.  Transact other business properly     / /       / /         / /
    before the meeting

For, except vote withheld from the following nominee(s):

________________________________________________________

                             Change
                               of
                             Address   / /


   SIGNATURE(S) _____________________________ DATE ________________
   SIGNATURE(S) _____________________________ DATE ________________

   NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.